UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2022 (August 9, 2022)

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2041 NW 15th Avenue, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

954-532-4653

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2022, the Board of Directors (the “Board”) of Basanite, Inc. (the “Company”) appointed Sergio S. Salani as a director of the Company. The following is certain biographical information for Mr. Salani:

Sergio S. Salani, 54, has served as a member of the Board of Directors since August 2022.  Mr. Salani is a seasoned entrepreneur with experience in finance, law, real estate and technology. From 2016 to the present, Mr. Salani has served as the founder, Chief Executive Officer and General Counsel of Stoneway Group, L.L.C., an advisory firm providing services with regard to legal, finance and real estate matters, international transactions, specialty finance, technology, commercial real estate investment management and investments in the energy sector. Also from 2016 to the present, Mr. Salani has served as co-founder and Chief Executive Officer of Ubii.com, a digital marketplace that was launched in February 2021. From 2011 to 2016, he served as co-founder and Chief Executive Officer of Oxford International Group, L.L.C., a privately held financial firm that acquires high credit quality, highly illiquid assets which was sold to an affiliate of Blackstone Group. From 1997 to 2011, Mr. Salani served as partner, legal counsel and Senior Vice President of Peachtree Settlement Funding, L.L.C., an originator of specialty finance receivables such as structured settlements, lottery payment receivables and life settlements, where he was instrumental in building the company from a start-up to a 480 employee operation and in taking it public in 2006 on London's AIM Market, a sub-market of the London Stock Exchange. Mr. Salani received a Bachelor of Arts in Finance and Economics as well as a Master of Business Administration degree from Drexel University and a Juris Doctor from Temple University. He is a member of the bars of Florida and the District of Columbia.

Mr. Salani is not a party to any material plan, contract or arrangement (whether or not written) with the Company. Further, Mr. Salani is not a party of any arrangement or understanding between Mr. Salani and any other person pursuant to which Mr. Salani was selected as a director.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Press Release of the Company dated August 15, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2022	BASANITE, INC.

	By:	/s/ Simon R. Kay
Name: Simon R. Kay
Title: Chief Executive Officer and President